EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                  June 19, 2015



Advisors Asset Management, Inc.
8100 E 22nd Street N., Bldg 800 Suite 102
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 1441
       Advisors Corporate Trust, High Yield Bond Portfolio, Series 18 - A
           Hartford Investment Management Company ("HIMCO") Portfolio
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Gentlemen:

We have examined the Registration Statement File No. 333-202100 for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1441. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer





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